EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement of Fentura Financial, Inc. on Form S-3D/POS Post-Effective Amendment No. 1 of our report dated March 3, 2006 on the 2005 Consolidated Financial Statements of Fentura Financial, Inc., which report is included in the 2005 Annual Report on Form 10-K of Fentura Financial, Inc. We also consent to the reference to us under the heading “Experts” in the prospectus.
/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Grand Rapids, Michigan
October 6, 2006